PROMISSORY NOTE

$500,000.00

For value received, the undersigned promises to pay to the order of Easy Money Holding Corporation, or order on demand the sum of Five Hundred Thousand dollars, in lawful currency of the United States.

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Date

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EM Holding Corporation